                                              FILED PURSUANT TO RULE 424(B)(2)
                                              REGISTRATION NO. 333-26211
           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY 9, 1998
                                 $5,858,150,000
                             IBM Credit Corporation
                               Medium-Term Notes
                Due from 9 Months to 30 Years from Date of Issue
                                 -------------

IBM Credit Corporation (the "Company") may from time to time offer up to $5,858,150,000 aggregate principal amount of Medium-Term Notes (the "Notes"), or the equivalent thereof if any Notes are denominated in currencies or currency units other than U.S. dollars, subject to reduction as a result of the sale of other Securities (as defined in the Prospectus). Each
    Note will bear interest at a fixed or floating rate as indicated in the applicable Pricing Supplement (the "Pricing Supplement") to be delivered with this Prospectus Supplement to the purchaser of such Note. Each Note will mature from 9 months to 30 years from its date of issue and may be subject to redemption prior to maturity, as set forth in the applicable Pricing Supplement.
          Each Fixed Rate Note will pay interest on March 1 and
          September 1 of each year, unless otherwise specified in the applicable Pricing Supplement, and each Floating  Rate
             Note will pay interest on the dates specified in the
                         applicable Pricing Supplement.

The Notes will be issued in fully registered form, without coupons, and will be represented by either a Global Security registered in the name of The
 Depository Trust Company, as Depositary (a "Book-Entry Note"), or a certificate issued in definitive form, as set forth in the applicable Pricing
  Supplement. Beneficial interests in Book-Entry Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to its participants' interests) and its participants. Except as described in "Description of the
    Notes -- Book-Entry Notes", owners of beneficial interests in Global
     Securities will not be entitled to receive Notes in definitive form and will not be considered to be the holders thereof.

Each Note may be denominated or payable in U.S. dollars, a foreign currency, foreign currencies, European Currency Units or another currency unit or currency units, as specified in the applicable Pricing Supplement (the "Specified Currency"). Unless otherwise indicated in the applicable
       Pricing Supplement, Notes denominated in U.S. dollars will be issued in minimum denominations of $1,000 and integral multiples thereof. The authorized denominations of Notes not denominated in U.S. dollars will be set forth in the applicable Pricing Supplement. See "Description of the Notes" in this Prospectus Supplement and "Description of the
                                     Securities" in the
                                  Prospectus.

                                ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT
   OR THE  ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                          Price to                    Agents'                        Proceeds to
                                         Public(1)                Commissions(2)                    Company(2)(3)
                                  ------------------------  ---------------------------  ------------------------------------
Per Note........................            100%                    .125%-.600%                    99.400%-99.875%
Total(4)........................       $5,858,150,000         $7,322,688-$35,148,900        $5,823,001,100-$5,850,827,312

(1) Unless otherwise specified in a Pricing Supplement, the price to the public of each Note will be 100% of its principal amount.
(2) The Company will pay to Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Lehman Brothers, Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (each an "Agent") a commission ranging from .125% to .600% of the principal amount of any Note, depending upon maturity, sold through such Agent. The Company may also sell Notes to any Agent, as principal, at a discount. The Company will agree to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933. The Company may replace the Agents or appoint additional agents from time to time.
(3) Assuming Notes are issued at 100% of principal amount and before deducting expenses payable by the Company estimated at $1,000,000.
(4) In U.S. dollars or, for Notes denominated in foreign currencies or currency units, the equivalent thereof based on the prevailing exchange rates at the respective times such Notes are first offered.
                                ----------------
    The Notes are being offered on a continuing basis by the Company through the Agents, who will agree to use their reasonable efforts to solicit purchases of the Notes. The initial purchaser may propose certain terms of the Notes, including the maturity, interest rate or interest rate formula and principal amount and terms, if any, of redemption, but the Company will have the sole right to accept any offers to purchase Notes. Payment of the purchase price of Notes will be required to be made in funds immediately available in The City of New York. The Notes may be sold at a discount to any Agent, as principal, for resale to one or more investors at varying prices related to prevailing market prices at the time of resale, or, if set forth in the applicable Pricing Supplement, at a fixed public offering price, as determined by such Agent, or sold directly to purchasers by the Company on its own behalf in those jurisdictions where it is authorized to do so. Unless otherwise indicated in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange, and there can be no assurance that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer or solicitation of offers made hereby without notice. The Company or any Agent, if it solicits such offer, may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution".
Credit Suisse First Boston

        Goldman, Sachs & Co.
                 Lehman Brothers
                         Merrill Lynch & Co.
                                  Morgan Stanley Dean Witter
                                          Salomon Smith Barney
          The date of this Prospectus Supplement is January 12, 1998.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SPECIFICALLY, THE AGENTS MAY OVERALLOT IN CONNECTION WITH ANY OFFERING OF THE NOTES, AND MAY BID FOR, AND PURCHASE, THE NOTES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                            DESCRIPTION OF THE NOTES

    THE FOLLOWING DESCRIPTION OF THE PARTICULAR TERMS OF THE NOTES OFFERED HEREBY SUPPLEMENTS, AND TO THE EXTENT INCONSISTENT THEREWITH REPLACES, THE DESCRIPTION OF THE GENERAL TERMS AND PROVISIONS OF THE DEBT SECURITIES SET FORTH IN THE PROSPECTUS, TO WHICH DESCRIPTION REFERENCE IS HEREBY MADE. CAPITALIZED TERMS NOT DEFINED HEREIN HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PROSPECTUS. THE FOLLOWING DESCRIPTION OF NOTES WILL APPLY TO EACH NOTE OFFERED HEREBY UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT.

GENERAL

    Each issue of the Notes will constitute a separate series of Securities described in the accompanying Prospectus. The Chase Manhattan Bank will act as Trustee under the Indenture, as successor to The Chase Manhattan Bank (National Association). Each Fixed Rate Note will mature on a Business Day, and each Floating Rate Note will mature on a Business Day that is also an Interest Payment Date, that is 9 months to 30 years from its date of issue. The initial purchaser may propose certain terms of the Notes, including the maturity, interest rate or interest rate formula and principal amount and terms, if any, of redemption, but the Company will have the sole right to accept any offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. The Notes will be issued as Registered Securities, without coupons.

    Each Note may be denominated or payable in U.S. dollars or in a foreign currency, foreign currencies, a currency unit or currency units, or in any other unit as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in U.S. dollars will be issued in minimum denominations of $1,000 and integral multiples thereof. If specified in the applicable Pricing Supplement, the amount of payments of principal or interest on a series of Notes may be determined by reference to an index based on one or more currencies or currency units or to other indices. Unless otherwise indicated in the applicable Pricing Supplement, currency amounts in this Prospectus Supplement, the accompanying Prospectus and any Pricing Supplement are stated in United States dollars ("$", "U.S. $", "dollars" or "U.S. dollars").

    Each Note will be issued initially as either a Book-Entry Note or as Notes issued in definitive form. See "Book-Entry Notes".

    The U.S. dollar equivalent of the public offering price or purchase price of a Note having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the applicable issue date. Such determination will be made by the Company or its agent, as exchange rate agent for the Notes (the "Exchange Rate Agent").

    Unless otherwise specified in the applicable Pricing Supplement, "Business Day" as used in this Prospectus Supplement and the Prospectus means each day on which commercial banks and foreign exchange markets settle payments in the Place of Payment referred to below and also, with respect to any LIBOR Note (as defined below), is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Banking Day").

    Except as set forth in the Prospectus under "The Company" with respect to the Support Agreement between IBM and the Company, pursuant to which, subject to certain exceptions, IBM agrees to maintain ownership of 100% of the voting capital stock of the Company and to cause the Company to have a tangible net worth of $1.00 as long as the Securities are outstanding, and under "Description of the Securities--Covenants--Limitations on Liens", the Indenture and Securities do not contain any covenants or other provisions designed to afford holders of the Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company.

PAYMENT OF PRINCIPAL AND INTEREST PAYABLE IN A SPECIFIED CURRENCY OTHER THAN
  U.S. DOLLARS

    The principal of and any premium and interest on each Note are payable by the Company in the Specified Currency for such Note. If the Specified Currency for a Note is other than U.S. dollars, the Company will (unless otherwise specified in the applicable Pricing Supplement) arrange to convert all payments in respect of such Note into U.S. dollars in the manner described in the following paragraph. The holder of a Note having a Specified Currency other than U.S. dollars may (if the applicable Pricing Supplement and such Notes so indicate) elect to receive all payments in respect of such Note in the Specified Currency by delivery of a written notice to the Trustee for such Note not later than fifteen calendar days prior to the applicable payment date, except under the circumstances described under "Currency Risks--Payment Currency" below. Such election will remain in effect until revoked by written notice to such Trustee received not later than fifteen calendar days prior to the applicable payment date.

    In the case of a Note having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar payment in respect of such Note will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency. All currency exchange costs will be borne by the registered holders of such Notes by deductions from such payments. If no such bid quotations are available, such payments will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case such payments will be made as described under "Currency Risks--Payment Currency" below.

PAYMENTS AT MATURITY

    Payments of principal and interest at maturity and upon redemption will be made in immediately available funds at the office of the Company's paying agent at the Special Issues Processing Department of The Chase Manhattan Bank, Corporate Trust Securities Window, 55 Water Street, Room 234, North Building, New York, New York 10041 or such other office as shall be specified in the applicable Pricing Supplement (the "Place of Payment"), provided that the Note is presented at the Place of Payment in sufficient time for it to make such payment in accordance with its usual procedures. The Notes may also be presented at such office for registration of transfer and exchange.

INTEREST RATES AND PAYMENTS

    Each Note will bear interest from the later of (i) the original issue date specified on the face of such Note and (ii) the most recent Interest Payment Date to which interest has been paid occurring on or before the date of authentication of such Note. Notes will bear interest at either (a) a fixed rate indicated in the Pricing Supplement, in the case of a Fixed Rate Note, (b) a rate calculated pursuant to an interest rate formula set forth in the Pricing Supplement, in the case of a Floating Rate Note or (c) in such other manner specified in the applicable Pricing Supplement.

    Interest rates offered with respect to the Notes may differ depending on, among other things, the aggregate principal amount of Notes purchased in a single transaction.

    FIXED RATE NOTES

    Unless otherwise indicated in the applicable Pricing Supplement, the Interest Payment Dates for Fixed Rate Notes will be March 1 and September 1 of each year and upon maturity or, if applicable, upon redemption, and the Regular Record Dates for payments of interest on Fixed Rate Notes will be February 15 and August 15 of each year. Interest payable on any Interest Payment Date for a Fixed Rate Note will be payable by check mailed to the person in whose name such
Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, except that (a) on any Note originally issued after a Regular Record Date and prior to the next succeeding Interest Payment Date, the first payment of interest on such Note will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next Regular Record Date and (b) interest payable at maturity (or upon redemption) will be payable to the person to whom the principal of such Note is payable. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in the applicable Pricing Supplement, in any case where any payment of principal, premium or interest on a Fixed Rate Note is due on a day that is not a Business Day, that payment may be made on the next succeeding Business Day. No additional interest will accrue as a result of the delay in payment.

    FLOATING RATE NOTES

    The applicable Pricing Supplement will designate one of the following interest rate bases as applicable to each Floating Rate Note: (a) LIBOR, in the case of a LIBOR Note, (b) Treasury Rate, in the case of a Treasury Rate Note,
(c) Prime Rate, in the case of a Prime Rate Note, (d) Commercial Paper Rate, in the case of a Commercial Paper Rate Note, (e) Federal Funds Rate, in the case of a Federal Funds Rate Note, (f) CD Rate, in the case of a CD Rate Note, (g) CMT Rate, in the case of a CMT Rate Note or (h) such other interest rate basis as is set forth in such Pricing Supplement. Each Floating Rate Note will bear interest at a rate determined by reference to the interest rate basis specified in the Pricing Supplement (i) plus or minus (as specified in the Pricing Supplement) the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points specified in the Pricing Supplement as being applicable to such Floating Rate Note, and the "Spread Multiplier" is the percentage specified in the Pricing Supplement as being applicable to such Floating Rate Note. Any Floating Rate Note may also have either or both of the following, as specified in the applicable Pricing Supplement: (i) a maximum interest rate limitation, or ceiling, on the rate of interest which may apply during any interest period; and (ii) a minimum interest rate limitation, or floor, on the rate of interest which may apply during any interest period. In addition, the applicable Pricing Supplement will define or particularize for each Floating Rate Note the following terms, if applicable: Index Maturity, Initial Interest Rate, Interest Payment Dates and Interest Reset Dates.

    The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually on the Interest Reset Date or Dates specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week (except as provided below); in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of the month of each year specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

    The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note, for a Federal Funds Rate Note, for a Prime Rate Note, for a CD Rate Note or for a CMT Rate Note will be the second Business Day next preceding such Interest Reset Date.

    Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, the Interest Payment Dates in the case of Floating Rate Notes which reset daily, weekly or monthly will be the third Wednesday of each month or the third Wednesday of March, June, September and December of each year (as indicated in the applicable Pricing Supplement); in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; in the case of Floating Rate Notes which reset annually, the third Wednesday of the month specified in the applicable Pricing Supplement; and, in each case, at maturity. If an Interest Payment Date other than at maturity with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day, except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the next preceding day that is a Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

    Unless specified in the applicable Pricing Supplement, the Regular Record Date for each payment of interest on a Floating Rate Note will be the 15th calendar day prior to the applicable Interest Payment Date. Interest payable on any Interest Payment Date for a Floating Rate Note will be payable by check mailed to the person in whose name such Floating Rate Note is registered at the close of business on the Regular Record Date for such Interest Payment Date, except that (a) on any Floating Rate Note originally issued between a Regular Record Date and an Interest Payment Date, the first payment of interest on such Note will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next Regular Record Date and
(b) interest payable at maturity (or upon redemption or repayment) will be payable to the person to whom the principal of the Floating Rate Note is payable.

    Interest payments for Floating Rate Notes will include accrued interest from the original issue date or from the last date in respect of which interest has been paid, as the case may be, to, but excluding, the applicable Interest Payment Date. Accrued interest will be calculated by multiplying the principal amount of a Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor (rounded to the nearest one-hundred thousandth of a percent) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of LIBOR Notes, Prime Rate Notes, Commercial Paper Rate Notes, CD Rate Notes and Federal Funds Rate Notes, or by the actual number of days in the year, in the case of CMT Rate Notes or Treasury Rate Notes. The interest rate in effect on each day will be
(a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date, or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any maximum or minimum interest rate limitation referred to above and to any adjustment by a Spread or a Spread Multiplier referred to above; PROVIDED, HOWEVER, that (i) the interest rate in effect for the period from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate specified in the Pricing Supplement, (ii) except in the case of Floating Rate Notes which reset daily or weekly, the interest rate in effect for the ten calendar days immediately prior to maturity will be that in effect on the tenth calendar day preceding such maturity and (iii) in the case of Floating Rate Notes which reset daily or weekly, the interest rate in effect from the two Business Days immediately prior to maturity will be that in effect on the second Business Day preceding such maturity.

    Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date", where applicable, pertaining to an Interest Determination Date is the earlier of (i) the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or maturity, as the case may be.

    Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percent, with five one-millionths of a percent rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

    Unless otherwise indicated in the applicable Pricing Supplement, The Chase Manhattan Bank will be the initial Calculation Agent with respect to each series of Notes. The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Note.

    The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present applicable New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

    LIBOR NOTES

    LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, with respect to a LIBOR Note indexed to the offered rates for U.S. dollar deposits, "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

        (i) With respect to an Interest Determination Date, LIBOR will be: (a) If the Designated LIBOR Page specified on the applicable Pricing Supplement is Telerate Page 3750 (as defined below), the rate for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that Interest

    Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that Interest Determination Date or (b) if the Designated LIBOR Page specified on the applicable Pricing Supplement is Reuters Screen LIBO Page (as defined below), the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such Interest Determination Date, which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the Interest Determination Date. In the case where (a) above applies, if no rate appears, or in the case where (b) above applies, if fewer than two offered rates appear, LIBOR in respect of the Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

        (ii) With respect to an Interest Determination Date on which this provision applies, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., London time, on that Interest Determination Date to prime banks in the London interbank market having the Index Maturity designated in the Pricing Supplement commencing on the second London Banking Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted by three major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., New York City time, on that Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Banking Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; PROVIDED, HOWEVER, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for the applicable period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

    "Telerate Page 3750" means the display designated on page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London Interbank offered rates of major banks). The selection of the Designated LIBOR Page as the basis for determining LIBOR will be specified in the applicable Pricing Supplement. If no Designated LIBOR Page is specified in such Pricing Supplement, LIBOR will be determined as if the Telerate Page 3750 had been specified as the Designated LIBOR Page.

    TREASURY RATE NOTES

    Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

    "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity designated in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)"), or any successor publication of the Board of Governors of the Federal Reserve System, under the heading "Treasury bills-- auction average (investment)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate, expressed as a Bond Equivalent Yield (as defined below), as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity, expressed as a Bond Equivalent Yield, of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Company) for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Interest Determination Date.

    "Bond Equivalent Yield" means a yield (expressed as a percentage rounded to the nearest one-hundred thousandth of a percent) calculated in accordance with the following formula:

  Bond Equivalent Yield =       D X N       X 100
                            360 - (D X M)

where "D" refers to the per annum rate for Treasury bills, quoted on a bank discount basis and expressed as a decimal; "N" refers to the actual number of days in the year for which interest is being calculated; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    PRIME RATE NOTES

    Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement, except that the initial interest rate for each Prime Rate Note will be the rate specified in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, the "Prime Rate" means, with respect to any Interest Determination Date, the rate on such date as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Bank Prime Loan". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen USPRIME1 Page" (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (such term to include such other page as may replace the USPRIME1 page on that Service for the purpose of displaying prime rates or base lending rates of major United States banks). If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent from a list approved by the Company. If fewer than two such rates appear on the Reuters Screen USPRIME1 Page, the Prime Rate will be calculated by the Calculation Agent and will be determined as the arithmetic mean of the prime rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S.$500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent from a list approved by the Company to provide such rate or rates; PROVIDED, HOWEVER, that if the banks or trust companies selected as aforesaid by the Calculation Agent from a list approved by the Company are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

    COMMERCIAL PAPER RATE NOTES

    Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

    "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on that date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519), under the heading "Commercial Paper--Non-financial". In the event that such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in Composite Quotations, the Commercial Paper Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean (rounded to the nearest one-hundred thousandth of a percent) of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent (after consultation with the Company) as of 11:00 a.m., New York City time, on that Interest Determination Date, for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Interest Determination Date.

    "Money Market Yield" means a yield (expressed as a percentage rounded to the nearest one-hundred thousandth of a percent) calculated in accordance with the following formula:

Money Market Yield =       D X 360      X 100
                        360 - (D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    FEDERAL FUNDS RATE NOTES

    Federal Funds Rate Notes will bear interest at the interest rates calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on the related Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in overnight transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (after consultation with the Company) prior to 9:00 a.m., New York City time, on such Interest Determination Date; PROVIDED, HOWEVER, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Interest Determination Date will be the Federal Funds Rate then in effect on such Interest Determination Date.

    CD RATE NOTES

    CD Rate Notes will bear interest at the interest rates calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in the CD Rate Notes and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; PROVIDED, HOWEVER, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such Interest Determination Date will be the CD Rate in effect on such Interest Determination Date.

    CMT RATE NOTES

    CMT Rate Notes will bear interest at the interest rates calculated with reference to the CMT Rate and the Spread or Spread Multiplier, if any, specified in the CMT Rate Notes and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date, the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; PROVIDED HOWEVER, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such Interest Determination Date will be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

    "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

AMORTIZING NOTES

    The Company may from time to time offer Amortizing Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Pricing Supplement and set forth in each such Note.

INDEXED NOTES

    Notes may be issued with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price, prices or values of specified currencies, commodities, stock, other securities, interest or other notes, to the exchange rate of one or more specified currencies (including a composite currency such as the ECU) relative to an indexed currency, or to such other items ("Indexed Notes"), in each case as set forth in the applicable Pricing Supplement. In certain cases, holders of Indexed Notes may receive a principal amount on maturity that is greater than or less than the face amount of the Notes depending upon the relative value on maturity of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest payable in respect of Indexed Notes, certain historical information with respect to the specified indexed items and tax considerations associated with an investment in such Indexed Notes will be set forth in the applicable Pricing Supplement.

    An investment in Indexed Notes entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate on such a Note is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid or that negative interest will accrue, and, if the principal amount of such a
Note is so indexed, the principal amount payable at maturity may be less than the original purchase price of such Note if allowed pursuant to the terms of such Note, including the possibility that no principal will be paid, or if such principal amount is utilized to net against accrued negative interest, the principal amount payable at maturity may be less than the original purchase price of such Note if allowed pursuant to the terms of such Note, including the possibility that no principal will be paid. The secondary market for such Notes will be affected by a number of factors, independent of the creditworthiness of the issuer and the value of the applicable index, the time remaining to the maturity of such Notes, the amount outstanding of such Notes and market interest rates. The value of the applicable index depends on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the principal amount or interest payable with respect to such Notes contains a multiple or leverage factor, the effect of any change in the applicable index will be increased. The historical experience of the relevant indices should not be taken as an indication of future performance of such indices during the term of any Note. The credit ratings assigned to the Company's medium-term note program are a reflection of the Company's credit status and, in no way, are a reflection of the potential impact of the factors discussed above, or any other factors, on the market value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risk entailed by an investment in such Notes and the suitability of such Notes in light of their particular circumstances.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN SUCH NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY, CURRENCY UNIT, COMMODITIES, SECURITIES, OR OTHER INDICES, OR ANY OTHER FORM OF INDEXED NOTES BASED THEREON.

FLOATING RATE/FIXED RATE NOTES

    The applicable Pricing Supplement may provide that a Note will be a Floating Rate Note for a portion of its term and a Fixed Rate Note for a portion of its term, in which event the interest rate on such Note will be determined as herein provided as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each specified period, as shall be set out in such applicable Pricing Supplement.

OTHER PROVISIONS

    Any provisions with respect to a Note, including the specification and determination of one or more interest rate bases, the calculation of the interest applicable to, and/or the principal payable at the maturity of a Note, any redemption, extension or repayment provisions, or any other provisions relating to a Note, may be modified and/or supplemented to the extent such provisions are not inconsistent with the terms of the Indenture, so long as such other or additional provisions are so specified in the Note as well as in the applicable Pricing Supplement.

BOOK-ENTRY NOTES

    Unless otherwise specified in the applicable Pricing Supplement, the following provisions will apply to all Book-Entry Notes.

    Book-Entry Notes of any series will be issued in the form of one or more registered Global Notes (collectively, the "Global Note") that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as Depositary (the "Depositary"), and registered in the name of the Depositary's nominee. Unless and until it is exchanged in whole or in part for Notes in definitive registered form, the Global Note may not be transferred except as a whole by the Depositary to another nominee of the Depositary or to a successor depositary or a nominee of such successor.

    Upon the issuance of the Global Note, the Depositary will credit, on its book-entry registration and transfer system, the principal amount of the Notes represented by the Global Note to accounts of institutions that have accounts with the Depositary ("participants"). The accounts to be credited will be designated by the Agents, or the Company in the event of a direct sale of Notes. Owners of beneficial interests in the Global Note that are not participants or persons that may hold through participants but desire to purchase, sell or otherwise transfer ownership of the Notes by book-entry on the records of the Depositary may do so only through participants and persons that may hold through participants. Because the Depositary can only act on behalf of participants and persons that may hold through participants, the ability of an owner of a beneficial interest in the Global Note to pledge Notes to persons or entities that do not participate in the book-entry and transfer system of the Depositary, or otherwise take actions in respect of such Notes, may be limited. In addition, the laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair a purchaser's ability to transfer beneficial interests in the Global Note.

    So long as the Depositary, or its nominee, is the registered owner of the Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in the Global Note will not be entitled to have Notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Principal and interest payments on Notes registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Note. None of the Company, the Trustee, any paying agent or the Note registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary, upon receipt of any payment of principal or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in "street name", and will be the responsibility of such participants. Owners of beneficial interests in the Global Note that hold through the Depositary under a book-entry format (as opposed to holding certificates directly) may experience some delay in the receipt of interest payments since the Depositary will forward payments to its participants, which in turn will forward them to persons that hold through participants or such owners.

    If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company or the Depositary within ninety days, the Company will issue Notes in definitive registered form in exchange for all of the Global Note. In addition, the Company or the Depositary may at any time and in its sole discretion determine not to have the Notes represented by the Global Note and, in such event, the Company will issue Notes in definitive registered form in exchange for all of the Global Note. In either instance, an owner of a beneficial interest in the Global Note will be entitled to have Notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Notes in definitive form.

    The Depositary has advised the Company as follows: the Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

REDEMPTION AND REPURCHASE BY COMPANY

    The Pricing Supplement relating to each Note may indicate that such Note will be redeemable at the option of the Company on a date or dates or under circumstances specified prior to its maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of redemption. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to redemption prior to maturity. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Company may redeem any of the Notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice, unless otherwise specified in the applicable Pricing Supplement. If less than all of the Notes having the same terms (except as to principal amount and date of issuance) are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

    The Company may at any time repurchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation.

REPAYMENT AT OPTION OF HOLDER

    If (but only if) the Pricing Supplement relating to any Note indicates that such Note will be repayable at the option of the holder on a date or dates prior to maturity, and at a price or prices, set forth in such

Pricing Supplement, together with accrued interest to the date of repayment, then such Note will be subject to such repayment option.

    In order for a Note to be repaid, unless otherwise specified in the applicable Pricing Supplement, the Trustee must receive at least 30 days but not more than 45 days prior to the repayment date (a) appropriate wire instructions and (b) either (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) setting forth the name of the holder of the Note, the principal amount of the Note, the portion of the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed must be received by the Trustee by such fifth Business Day. Exercise of the repayment option by the holder of a Note shall be irrevocable. The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination. No transfer or exchange of any Note (or, in the event that any Note is to be repaid in part, the portion of the Note to be repaid) will be permitted after exercise of a repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final, binding and non-appealable.

    If a Note is represented by a Global Note, the Depositary's nominee will be the holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cutoff times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cutoff time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

    An investment in a Note having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control and which cannot be readily foreseen, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation of the Specified Currency for a Note against the U.S. dollar would result in a decrease in the effective yield of such Note below its coupon rate and, in certain circumstances, could result in a substantial loss to the investor on a U.S. dollar basis.

    Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making payments in respect of Notes denominated in such currency. There can be no assurances that exchange controls will not restrict or prohibit payments of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular Note, the currency in which amounts then due in respect of such Note are payable would not be available to the Company. In that event, the Company will make such payments in the manner set forth under "Description of Notes--Payment of Principal and Interest Payable in a Specified Currency Other Than U.S. Dollars" above.

PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

    The information set forth in this Prospectus Supplement is directed to prospective purchasers of Notes who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest in respect of, Notes. Such persons should consult their own advisors with regard to such matters.

    Any Pricing Supplement relating to Notes having a Specified Currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY

    Except as set forth below, if payment in respect of a Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such Note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable Pricing Supplement. Any payment in respect of such Note made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture under which such Note shall have been issued.

    If payment in respect of a Note is required to be made in ECU and ECU are no longer used in the European Monetary System, then all payments in respect of such Note shall be made in U.S. dollars until ECU are again so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

    The equivalent of ECU in U.S. dollars as of any date shall be determined by the Trustee for such Note on the following basis. The component currencies of ECU for this purpose (the "Components") shall be the currency amounts that were components of ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such Trustee or such Exchange Rate Agent, as the case may be, on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Pricing Supplement.

    If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

    All determinations referred to above made by the Trustee for the Notes or the Exchange Rate Agent, as the case may be, shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

FOREIGN CURRENCY JUDGMENTS

    The Notes will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of the principal U.S. Federal income tax consequences resulting from the beneficial ownership of Notes by certain persons. This summary does not purport to consider all the possible U.S. Federal tax consequences of the purchase, ownership or disposition of the Notes and is not intended to reflect the individual tax position of any beneficial owner. It deals only with Notes and currencies or composite currencies other than U.S. dollars ("Foreign Currency") held as capital assets. Moreover, except as expressly indicated, it addresses initial purchasers and does not address beneficial owners that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or currencies, purchasers that hold Notes (or Foreign Currency) as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a Note and one or more other investments, purchasers that have a "functional currency" other than the U.S. dollar and persons who have ceased to be United States citizens or to be taxed as resident aliens. This summary is based upon the U.S. Federal tax laws and regulations as now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. It does not include any description of the tax laws of any state, local or foreign governments that may be applicable to the Notes or holders thereof, and it does not discuss the tax treatment of Notes denominated in certain hyperinflationary currencies or dual-currency Notes. Persons considering the purchase of Notes should consult their own tax advisors concerning the application of the U.S. Federal tax laws to their particular situations as well as any consequences to them under the laws of any other taxing jurisdiction.

                                  U.S. HOLDERS

PAYMENTS OF INTEREST

    In general, interest on a Note, whether payable in U.S. dollars or a Foreign Currency (other than certain payments on a Discount Note, as defined and described below under "Original Issue Discount"), will be taxable to a beneficial owner who is, for United States Federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any State thereof (including the District of Columbia) or (iii) a person otherwise subject to Federal income taxation on its worldwide income (a "U.S. Holder") as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. If an interest payment is denominated in or determined by reference to a Foreign Currency, then special rules, described below under "Foreign Currency Notes," apply.

ORIGINAL ISSUE DISCOUNT

    The following discussion summarizes the United States Federal income tax consequences to U.S. Holders of Notes issued with original issue discount for Federal income tax purposes ("OID"). U.S. Holders of a Note issued with OID generally will be subject to special tax accounting rules provided in the Internal Revenue Code of 1986, as amended (the "Code"), and certain final regulations promulgated thereunder (the "OID Regulations").

    Special rules apply to OID on a Discount Note that is denominated in Foreign Currency. See "Foreign Currency Notes--Foreign Currency Discount Notes."

    GENERAL. A Note will be treated as issued with OID (a "Discount Note") if the excess of the Note's "stated redemption price at maturity" over its "issue price" is greater than a DE MINIMIS amount (set forth in the Code and the OID Regulations). Generally, the "issue price" of a Note (or any Note that is part of an issue of Notes) will be the first price at which a substantial amount of Notes that are part of such issue of Notes is sold (other than to underwriters, placement agents or wholesalers). Under the OID Regulations, the "stated redemption price at maturity" of a Note is the sum of all payments provided by the Note that are not payments of "qualified stated interest." A "qualified stated interest" payment includes any stated interest payment on a Note that is unconditionally payable in cash or property (other than debt instruments of the Company) at least annually at a single fixed rate (or at certain floating rates) that appropriately takes into account the length of the interval between stated interest payments. The applicable Pricing Supplement will state whether a particular issue of Notes will constitute an issue of Discount Notes.

    In general, if the excess of a Note's stated redemption price at maturity over its issue price is DE MINIMIS, then such excess constitutes "DE MINIMIS OID." Under the OID Regulations, unless the election described below under "Election To Treat All Interest as Original Issue Discount" is made, such a Note will not be treated as issued with OID (in which case the following paragraphs under "Original Issue Discount" will not apply) and a U.S. Holder of such a Note will recognize capital gain with respect to such DE MINIMIS OID as stated principal payments on the Note are made. The amount of such gain with respect to each such payment will equal the product of the total amount of the Note's DE MINIMIS OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Note.

    In certain cases, Notes that bear stated interest and are issued at par may be deemed to bear OID for Federal income tax purposes, with the result that the inclusion of interest in income for Federal income tax purposes may vary from the actual cash payments of interest made on such Notes, generally accelerating income for cash method taxpayers. Under the OID Regulations, a Note may be a Discount Note where, among other things, (i) a Note bearing interest at a floating rate (a "Floating Rate Note") provides for a maximum interest rate or a minimum interest rate that is reasonably expected as of the issue date to cause the yield on the debt instrument to be significantly less, in the case of a maximum rate, or more, in the case of a minimum rate, than the expected yield determined without the maximum or minimum rate, as the case may be; (ii) a Floating Rate Note provides for significant front-loading or back-loading of interest; or (iii) a Note bears interest at a floating rate in combination with one or more other floating or fixed rates. Notice will be given in the applicable Pricing Supplement when the Company determines that a particular Note will be a Discount Note. Unless specified in the applicable Pricing Supplement, Floating Rate Notes will not be Discount Notes.

    The Code and the OID Regulations provide rules that require a U.S. Holder of a Discount Note having a maturity of more than one year from its date of issue to include OID in gross income as it accrues in accordance with a constant yield method based on a compounding of interest before the receipt of cash attributable to such income, without regard to the holder's method of accounting for tax purposes.

    Under this method, U.S. Holders of Discount Notes generally will have to include in income increasingly greater amounts of OID over the life of the Notes.

    ACQUISITION PREMIUM. A U.S. Holder that purchases a Discount Note at its original issuance for an amount in excess of its issue price but less than its stated redemption price at maturity (any such excess being "acquisition premium"), and that does not make the election described below under "Original Issue Discount--Election To Treat All Interest as Original Issue Discount," is permitted to reduce the amount of OID includable in income with respect to such Discount Note for any taxable year by the portion of such acquisition premium properly allocable to such year.

    OPTIONAL REDEMPTION. If the Company has an unconditional option to redeem a Note, or the holder has an unconditional option to cause a Note to be repurchased, prior to the Note's stated maturity for an amount known as of the issue date, such option will be presumed to be exercised for the purpose of determining OID on the Note if, by utilizing any date on which such Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of such Note (the "redemption price") as the stated redemption price at maturity, the yield on the Note would be (i) in the case of an option of the Company, lower than its yield to stated maturity, or (ii) in the case of an option of the holder, higher than its yield to stated maturity. If such option is not in fact exercised when presumed to be exercised, the Note would be treated solely for OID purposes as if it were redeemed or repurchased, and a new Note were issued, on the presumed exercise date for an amount equal to the Note's adjusted issue price on that date.

    SHORT-TERM NOTES. Under the Code, special rules apply with respect to OID on Notes that mature one year or less from the date of issuance ("Short-Term Notes"). In general, a cash basis U.S. Holder of a Short-Term Note is not required to include OID in income as it accrues for United States Federal income tax purposes unless it elects to do so. Accrual basis U.S. Holders and certain other U.S. Holders, including banks, regulated investment companies, dealers in securities and cash basis U.S. Holders who so elect, are required to include OID in income as it accrues on Short-Term Notes on a straight-line basis or, at the election of the U.S. Holder, under the constant yield method (based on daily compounding). In the case of U.S. Holders not required and not electing to include OID in income currently, any gain realized on the sale or retirement of Short-Term Notes will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the original issue discount under the constant yield method), reduced by any interest received, through the date of sale or retirement. U.S. Holders who are not required and do not elect to include OID on Short-Term Notes in income as it accrues will be required to defer deductions for interest on borrowings allocable to Short-Term Notes in an amount not exceeding the deferred income until the deferred income is recognized.

    Any U.S. Holder of a Short-Term Note can elect to apply the rules in the preceding paragraph taking into account the amount of "acquisition discount," if any, with respect to the Note (rather than the OID with respect to such Note). Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the U.S. Holder's purchase price therefor. Acquisition discount will be treated as accruing on a ratable basis or, at the election of the U.S. Holder, on a constant-yield basis.

    For purposes of determining the amount of OID subject to these rules, the OID Regulations provide that no interest payments on a Short-Term Note are qualified stated interest, but instead such interest payments are included in the Short-Term Note's stated redemption price at maturity. Actual receipt of stated interest will be taxable to the extent of accrued OID at the time of receipt.

NOTES PURCHASED AT A PREMIUM

    Under the Code and regulations, including new regulations generally effective for bonds acquired on or after March 2, 1998 (or by a certain election), a U.S. Holder that purchases a Note for an amount in excess of its stated redemption price at maturity will not be subject to the particular OID rules discussed above and may elect to treat such excess as "amortizable bond premium," in which case the amount of qualified stated interest required to be included in the U.S. Holder's income each year with respect to interest on the Note will be offset by the amount of amortizable bond premium allocable (based on the U.S. Holder's yield to maturity with respect to the Note as determined under the bond premium rules) to such year. Under the new regulations, if the amortizable bond premium allocable to an accrual period exceeds the amount of qualified stated interest allocable to such accrual period, such excess is allowed as a deduction for such accrual period. Such deduction is limited, however, to the extent of the U.S. Holder's prior interest inclusions on the Note. Any excess is generally carried forward and allocable to the next accrual period. Any election to amortize bond premium is applicable to all taxable bonds held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and may not be revoked without the consent of the Internal Revenue Service ("IRS"). The new regulations provide a restrictive automatic consent for a U.S. Holder to change its method of accounting for eligible bond premium in certain circumstances, if the change is made for the first taxable year for which the U.S. Holder must account for the bond under the new regulations. A U.S. Holder that does not elect to amortize bond premium will generally be entitled to treat the premium as capital loss when the Note matures. See also "Original Issue Discount--Election To Treat All Interest as Original Issue Discount."

NOTES PURCHASED AT A MARKET DISCOUNT

    A Note, other than a Short-Term Note, will be treated as issued at a market discount (a "Market Discount Note") if the amount for which a U.S. Holder purchased the Note at its original issuance is less than the Note's issue price, subject to a DE MINIMIS rule similar to the rule relating to DE MINIMIS OID described under "Original Issue Discount--General."

    In general, any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a U.S. Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Market Discount Note. Such an election applies to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

    Market discount accrues on a straight-line basis unless the U.S. Holder elects to accrue such discount on a constant yield to maturity basis. Such an election is applicable only to the Market Discount Note with respect to which it is made and is irrevocable. A U.S. Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

    The market discount rules do not apply to a Short-Term Note.

ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT

    Any U.S. Holder may elect to include in gross income all interest that accrues on a Note using the constant yield method described above under the heading "Original Issue Discount--General," with the modifications described below. For purposes of this election, interest includes stated interest, OID, DE MINIMIS OID, market discount, acquisition discount, DE MINIMIS market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

    In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing U.S. Holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing U.S. Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election is generally applicable only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a Note with amortizable bond premium, the electing U.S. Holder will be deemed to have made the election discussed above under "Notes Purchased at a Premium" (which election will apply to all debt instruments that are subject to the bond premium rules and are held by the electing U.S. Holder at the beginning of the first taxable year to which the election applies or are thereafter acquired).

    If the election described above to apply the constant yield method to all interest on a Note is made with respect to a Market Discount Note, as defined above, then the electing U.S. Holder will be treated as having made the election discussed above under "Notes Purchased at a Market Discount" to include market discount in income currently over the life of all debt instruments deemed to have made the elections discussed above under "Notes Purchased at a Market Discount" (one of which elections will apply to all debt instruments that are subject to the market discount rules and are aquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies).

PURCHASE, SALE AND RETIREMENT OF THE NOTES

    GENERAL. A U.S. Holder's tax basis in a Note generally will equal its U.S. dollar cost (which, in the case of a Note purchased with a Foreign Currency, will be the U.S. dollar value of the purchase price on the date of purchase), increased by the amount of any OID and market discount (or acquisition discount, in the case of a Short-Term Note) includible in the U.S. Holder's income with respect to the Note and the amount, if any, of income attributable to DE MINIMIS OID includible in the U.S. Holder's income with respect to the Note, and reduced by the sum of (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium used to offset qualified stated interest on the Note and certain bond premium allowed as a deduction under the new regulations discussed under "Notes Purchased at a Premium." A U.S. Holder generally will recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the U.S. Holder's tax basis in the Note. The amount realized on a sale or retirement for an amount in Foreign Currency will be the U.S. dollar value of such amount on the date of sale or retirement. Except to the extent described above under "Original Issue Discount--Short Term Notes" or "Market Discount" or below under "Foreign Currency Notes--Exchange Gain or Loss," and except to the extent attributable to accrued but unpaid interest between interest payment dates (which is excluded from the amount realized, but includible as interest in accordance with the U.S. Holder's method of accounting), gain or loss recognized on the sale or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year. Prospective investors should consult their tax advisors regarding the treatment of capital gains (for which an individual may be entitled to a 28% or 20% maximum Federal tax rate if the Note has been held for more than one year or more than eighteen months, respectively) and losses (the deductibility of which is subject to limitations).

FOREIGN CURRENCY NOTES

    INTEREST PAYMENTS. If an interest payment is denominated in or determined by reference to a Foreign Currency, the amount of income recognized by a cash basis U.S. Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. Accrual basis U.S. Holders may determine the amount of income recognized with respect to such interest payment in accordance with either of two methods. Under the first method, the amount of income recognized will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note) determined by reference to a Foreign Currency, an accrual basis U.S. Holder will recognize ordinary income or loss measured by the difference between such average exchange rate and the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. Under the second method, an accrual basis U.S. Holder may elect to translate interest income into U.S. dollars at the spot exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year. Additionally, if a payment of interest is actually received within 5 business days of the last day of the accrual period or taxable year, an accrual basis U.S. Holder applying the second method may instead translate such accrued interest into U.S. dollars at the spot exchange rate in effect on the day of actual receipt (in which case no exchange gain or loss will result). Any election to apply the second method will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder and may not be revoked without the consent of the IRS.

    EXCHANGE OF AMOUNTS IN OTHER THAN U.S. DOLLARS. Foreign Currency received as interest on a Note or on the sale or retirement of a Note will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time of such sale or retirement, as the case may be. Foreign Currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the Foreign Currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a Foreign Currency (including its use to purchase Notes or upon exchange for U.S. dollars) will be ordinary income or loss.

    FOREIGN CURRENCY DISCOUNT NOTES. OID for any accrual period on a Discount Note that is denominated in a Foreign Currency will be determined in the Foreign Currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. Holder. Upon receipt of an amount attributable to original issue discount (whether in connection with a payment of interest or the sale or retirement of a Note), a U.S. Holder may recognize ordinary income or loss.

    AMORTIZABLE BOND PREMIUM. In the case of a Note that is denominated in a Foreign Currency, bond premium will be computed in units of Foreign Currency, and amortizable bond premium will reduce interest income in units of the Foreign Currency. At the time amortized bond premium offsets interest income, a U.S. Holder may realize ordinary income or loss, measured by the difference between exchange rates at that time and at the time of the acquisition of the Notes.

    MARKET DISCOUNT. Market discount is determined in units of the Foreign Currency. Accrued market discount that is required to be taken into account on the maturity or upon disposition of a Note is translated into U.S. dollars at the exchange rate on the maturity or the disposition date, as the case may be (and no part is treated as exchange gain or loss). Accrued market discount currently includible in income by an electing U.S. Holder is translated into U.S. dollars at the average exchange rate for the accrual period (or the partial accrual period during which the U.S. Holder held the Note), and exchange gain or loss is determined on maturity or disposition of the Note (as the case may be) in the manner described above under "Foreign Currency Notes--Interest Payments" with respect to the computation of exchange gain or loss on the receipt of accrued interest by an accrual method holder.

    EXCHANGE GAIN OR LOSS. Gain or loss recognized by a U.S. Holder on the sale or retirement of a Note that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

INDEXED NOTES

    The applicable Pricing Supplement will contain a discussion of any special United States Federal income tax rules with respect to currency indexed notes or other indexed Notes.

                                NON-U.S. HOLDERS

    Subject to the discussion of backup withholding below, payments of principal (and premium, if any) and interest (including OID) by the Company or any agent of the Company (acting in its capacity as such) to a beneficial owner who is, for United States Federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust (a "Non-U.S. Holder") will not be subject to U.S. Federal withholding tax, PROVIDED, in the case of interest (including OID), that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the Non-U.S. Holder is not a controlled foreign corporation for U.S. tax purposes that is related to the Company (directly or indirectly) through stock ownership, and (iii) either (A) the Non-U.S. Holder certifies to the Company or its agent under penalties of perjury that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note certifies to the Company or its agent under penalties of perjury that such statement has been received from the Non-U.S. Holder by it or by another financial institution and furnishes the payor with a copy thereof. A Non-U.S. Holder of a Note providing for payments of contingent interest within the meaning of Section 871(h) of the Code, will not, however, be exempt from U.S. Federal withholding tax with respect to payments of such contingent interest, in which case the applicable Pricing Supplement will contain a description of U.S. Federal withholding tax consequences to Non-U.S. Holders of a purchase of a Note. With respect to Notes held by a foreign partnership, under current law, the Form W-8 may be provided by the foreign partnership. However, for interest (including OID) and disposition proceeds paid with respect to a Note after December 31, 1998, unless the foreign partnership has entered into a withholding agreement with the IRS, a foreign partnership will be required, in addition to providing an intermediary Form W-8, to attach an appropriate certification by each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.

    If a Non-U.S. Holder is engaged in a trade or business in the United States and interest (including OID) on the Note (or gain realized on its sale or retirement) is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph, generally will be subject to U.S. Federal income tax on such effectively connected income in the same manner as if it were a U.S. Holder. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (unless reduced or eliminated by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including OID) on a Note will be included in the earnings and profits of such holder if such interest (or OID) is effectively connected with the conduct by such holder of a trade or business in the United States. In lieu of the certificate described in the preceding paragraph, such a holder must provide the payor with a properly executed IRS Form 4224 (or, in the case of payments made after December 31, 1998, Form W-8) to claim an exemption from U.S. Federal withholding tax.

    Any capital gain, market discount or exchange gain realized on the sale, exchange, retirement or other disposition of a Note by a Non-U.S. Holder will not be subject to U.S. Federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the Non-U.S. Holder and (ii) in the case of an individual, such Non-U.S. Holder (A) is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or (B) does not have a tax home (as defined in Section 911(d)(3) of the Code) in the United States in the taxable year of the sale, exchange, retirement or other disposition and the gain is not attributable to an office or other fixed place of business maintained by such individual in the United States.

    Notes held by an individual who is neither a citizen nor a resident of the United States for U.S. Federal estate tax purposes at the time of such individual's death will not be subject to U.S. Federal estate tax, provided that the income from such Notes was not or would not have been effectively connected with a U.S. trade or business of such individual and that such individual qualified for the exemption from U.S. Federal withholding tax (without regard to the certification requirements) described above.

    PURCHASERS OF NOTES THAT ARE NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICABILITY OF UNITED STATES WITHHOLDING AND OTHER TAXES UPON INCOME REALIZED IN RESPECT OF THE NOTES.

                  INFORMATION REPORTING AND BACKUP WITHHOLDING

    For each calendar year in which the Notes are outstanding, the Company is required to provide the IRS with certain information, including the holder's name, address and taxpayer identification number (either the holder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid (including OID, if any) to that holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

    In the event that a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, the Company, its agents or paying agents or a broker may be required to "backup" withhold a tax equal to 31% of each payment of interest (including OID) and principal (and premium, if any) on the Notes. This backup withholding is not an additional tax and may be credited against the U.S. Holder's U.S. Federal income tax liability, PROVIDED that the required information is furnished to the IRS.

    Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by the Company or any agent thereof (in its capacity as such) to a Non-U.S. Holder of a Note if such holder has provided the required certification that it is not a United States person as set forth in clause (iii) in the first paragraph under "Non-U.S. Holders" above, or has otherwise established an exemption (PROVIDED that neither the Company nor its agent has actual knowledge that the holder is a United States person or that the conditions of any exemption are not in fact satisfied).

    Payment of the proceeds from the sale of a Note to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business or (in the case of payments made after December 31, 1998) a foreign partnership with certain connections to the United States, then information reporting may apply to such payments. Payment of the proceeds from a sale of a Note to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

                              PLAN OF DISTRIBUTION

    Under the terms of an Agency Agreement between the Company and the Agents, the Notes are being offered on a continuing basis by the Company through the Agents, who will agree to use their reasonable efforts to solicit purchases of the Notes. The Company will pay any Agent a commission, depending upon maturity, of .125% to .600% of the principal amount of the Notes sold through such Agent. The Company may also sell Notes to any Agent, as principal, at a discount to be specified in the applicable Pricing Supplement, for resale to one or more investors at varying prices related to prevailing market prices at the time of resale, or, if set forth in the applicable Pricing Supplement, at a fixed public offering price, to be determined by such Agent. In addition, an Agent may offer Notes purchased by it as principal to other dealers for resale to investors and other purchasers, and may allow any portion of the discount received in connection with such purchase from the Company to such dealers. After any initial public offering of Notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. The Company will agree to reimburse the Agents for certain expenses. The Company may also offer and sell Notes directly to purchasers on its own behalf from time to time.

    The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by it in whole or in part. Payment of the purchase price of Notes will be required to be made in funds immediately available in The City of New York.

    The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Securities Act"). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof.

    Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange and will not have an established trading market when issued. Each Agent may make a market in the Notes, but such Agent is not obligated to do so and may discontinue market-making at any time without notice. There can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes.

    In connection with the offering of the Notes, the Agents may engage in transactions that stabilize, maintain or otherwise affect the market price of the Notes. Such transactions may include stabilization transactions, pursuant to which such persons may bid for or purchase Notes for the purpose of stabilizing their market price. The Agents also may create a short position for the account of the Agents by selling more Notes in connection with any offering of the Notes than they are committed to purchase from the Company, and in such case may purchase Notes in the open market following completion of the offering of the Notes to cover such short position. Finally, the Agents may reclaim selling concessions or discounts allowed for distributing Notes, if Agents repurchase previously distributed Notes in covering or stabilizing transactions or otherwise. Any of the transactions described in this paragraph may result in the maintenance of the price of the Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and if such transactions are undertaken, they may be discontinued at any time.

    The Company may replace the Agents or appoint additional agents in connection with the offering of the Notes from time to time.

    The Agents may engage in transactions with and perform services for the Company and certain of its affiliates in the ordinary course of business.

    If holders of Notes purchased directly from the Company encounter difficulties in disposing of their Notes at then current market rates, the Company will give consideration to offers to sell such Notes to the Company on terms reflecting current market conditions at the time of repurchase. However, any such repurchases will be made in the Company's sole discretion, and the Company makes no commitment to repurchase Notes from any purchaser at any time.

    In addition to offering Notes through the Agents as described herein, the Company may sell other Securities offered by the accompanying Prospectus. Any such Securities so offered and sold will reduce correspondingly the maximum aggregate principal amount of Notes that may be offered by this Prospectus Supplement.

                                 LEGAL OPINIONS

    The validity of the Notes offered hereby will be passed upon for the Company by John J. Shay, Jr., Vice President and General Counsel of the Company, and for the Agents by Davis Polk & Wardwell, New York, New York.

PROSPECTUS

                             IBM CREDIT CORPORATION
                                DEBT SECURITIES

    IBM Credit Corporation (the "Company") intends from time to time to issue in one or more series up to $5,858,150,000 aggregate amount of its debt securities (the "Securities") or, for Securities denominated in currencies or currency units other than U.S. dollars, the equivalent thereof based on the prevailing exchange rates at the respective times such Securities are first offered, each series of which will be offered on terms to be determined at the time of sale. When a particular series of Securities is offered, a supplement to this Prospectus (a "Prospectus Supplement") will be delivered with this Prospectus setting forth with respect to such series: the designation and principal amount offered; the purchase price and other terms of the offering; the maturity or maturities; the rate (or method of calculation) and time of payment of interest, if any; the authorized denominations; the terms for a sinking, purchase or analogous fund, if any; the terms for redemption or early repayment, if any; the currency or currencies or currency unit or units in which principal, premium, if any, or interest, if any, is payable; and any listing on a securities exchange.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

    The Securities may be sold (i) through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate; (ii) through agents designated from time to time; or (iii) directly to purchasers. The names of any underwriters or agents of the Company involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable commissions or discounts are set forth in the Prospectus Supplement. The net proceeds to the Company from such sale are also set forth in the Prospectus Supplement. Securities in bearer form are offered only outside the United States and its possessions to non-United States persons or to offices located outside the United States and its possessions of certain United States financial institutions or to certain international organizations and foreign central banks.

                               ------------------

                 THE DATE OF THIS PROSPECTUS IS JANUARY 9, 1998

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission ("http:/www.sec.gov"). Such reports and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, 7th Floor, New York, New York 10005.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents filed by the Company with the Commission pursuant to
Section 13 of the Exchange Act are incorporated by reference into this
Prospectus: the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated herein by reference.

    The Company will provide without charge to each person to whom this Prospectus has been delivered, on the written or oral request of such person, a copy of any documents incorporated herein by reference, other than exhibits to such documents. Requests for copies of such documents should be directed to Treasurer, IBM Credit Corporation, 1133 Westchester Avenue, White Plains, NY 10604 (telephone: (914) 642-3000).

                                  THE COMPANY

    The principal business of the Company is the financing of IBM products and services. All the outstanding capital stock of the Company is owned by International Business Machines Corporation ("IBM"), a New York corporation. The Company finances the purchase and lease of IBM products and related products and services by customers of IBM in the U.S. and finances inventory and accounts receivable for dealers and remarketers of IBM and non-IBM products and services.

    Pursuant to a Support Agreement between IBM and the Company, IBM has agreed to retain 100% of the voting capital stock of the Company, unless required to dispose of any or all such shares of stock pursuant to a court decree or order of any governmental authority that, in the opinion of counsel to IBM, may not be successfully challenged. IBM has also agreed to cause the Company to have a tangible net worth of at least $1.00 at all times. The Support Agreement provides that it shall not be deemed to constitute a direct or indirect guarantee of IBM to any party of the payment of the principal of, or interest on, any indebtedness, liability or obligation of the Company. The Support Agreement may not be modified, amended or terminated while there is outstanding any debt of the Company, unless all holders of such debt have consented in writing. Accordingly, the Support Agreement will remain in effect as long as any debt of the Company is outstanding, unless all holders of such debt agree otherwise.

    The Company was incorporated in Delaware on March 4, 1981. The Company's principal executive offices are located at 1133 Westchester Avenue, White Plains, NY 10604 and its telephone number is (914) 642-3000.

                                USE OF PROCEEDS

    Unless otherwise indicated in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes.

    The Company expects that it will, on a recurring basis, engage in additional financings in character and amount to be determined as the need arises.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following ratios of earnings to fixed charges have been computed by dividing the sum of net earnings before income taxes and fixed charges, by fixed charges. Fixed charges consist of gross interest on debt and such portion of rental expense deemed to be representative of the interest factor.

                                                                   NINE MONTHS
                                                                      ENDED                        YEAR ENDED
                                                                  SEPTEMBER 30,                   DECEMBER 31,
                                                                -----------------  ------------------------------------------
                                                                      1997           1996       1995       1994       1993
                                                                -----------------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges............................           1.87           2.02       1.96       2.34       2.07


                                                                  1992
                                                                ---------
Ratio of earnings to fixed charges............................       1.78

                         DESCRIPTION OF THE SECURITIES

    The Securities are to be issued under an Indenture dated as of January 15, 1989, as amended or supplemented (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"). The Chase Manhattan Bank is successor to The Chase Manhattan Bank (National Association). The following statements are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statement; whenever particular provisions of the Indenture are referred to, such provisions are incorporated by reference as part of the statement made, and the statement is qualified in its entirety by such reference. Whenever a defined term is referred to and not herein defined, the definition thereof is contained in the Indenture.

GENERAL

    The Indenture provides for the issuance from time to time of Securities in an unlimited aggregate principal amount and an unlimited number of series.

    The Securities are unsecured and will rank PARI PASSU (I.E., without any precedence over each other) with all other unsecured and nonsubordinated debt of the Company.

    Reference is made to the applicable Prospectus Supplement for the following terms of the series of Securities offered thereby: (i) the title of the Securities of such series; (ii) any limit upon the aggregate principal amount of such Securities; (iii) the date or dates on which such Securities will mature or the method of determination of such date or dates; (iv) the rate or rates, or the method of determination thereof, at which such Securities will bear interest, if any, the date or dates from which such interest will accrue and the date or dates such interest will be payable; (v) the place or places where the principal of, and premium and interest, if any, on, such Securities will be payable; (vi) the periods, prices and terms and conditions upon which any such Security may be redeemed, in whole or in part, at the option of the Company;
(vii) any terms for redemption or repurchase pursuant to any sinking fund or analogous provision or at the option of a Holder; (viii) if other than the principal amount thereof, the portion of the principal amount of such Securities that will be payable upon acceleration of maturity (Securities subject to such provisions being referred to as "Original Issue Discount Securities"); (ix) any deletions or modifications of, or additions to, the Events of Default or covenants of the Company under the Indenture with respect to such Securities (including whether the covenants described below under "Covenants--LIMITATIONS ON LIENS" will not apply to such Securities); (x) if other than U.S. dollars, the currency, currencies or currency unit or units in which such Securities will be denominated and in which the principal of, and premium and interest, if any, on, such Securities will be payable; (xi) whether, and the terms and conditions on which, the Company or a Holder may elect payment of principal of, or premium or interest, if any, on, such Securities in a currency, currencies or currency unit or units other than that in which such Securities are stated to be payable;
(xii) the manner of determining the amount of principal of, or premium or interest, if any, on, any such Securities to be determined with reference to an index based on a currency or currency unit other than that in which such Securities are stated to be payable; (xiii) whether such Securities will be issued in fully registered form without coupons ("Registered Securities") or in bearer form with or without coupons ("Bearer Securities"), or any combination thereof, whether such Securities will be issued in the form of one or more global securities (each a "Global Security") and whether such Securities are to be issuable in temporary global form or definitive global form; (xiv) if such Securities are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered; (xv) whether and under what circumstances the Company will pay additional amounts to any Holder of such Securities who is not a U.S. Person (as defined herein under "Global Securities--Temporary Global Securities") in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms the Company will have the option to redeem such Securities rather than pay any additional amounts; and (xvi) any other terms of any of such Securities not inconsistent with the Indenture. (Sections 202 and 301)

    Unless otherwise specified in the applicable Prospectus Supplement, (x) the Securities will be Registered Securities and (y) Securities denominated in U.S. dollars will be issued, in the case of

Registered Securities, in denominations of $1,000 or an integral multiple thereof and, in the case of Bearer Securities, in denominations of $5,000.

    If any of the Securities are sold for any foreign currency or currency unit or if the principal of, or premium or interest, if any, on, any of the Securities is payable in any foreign currency or currency unit, the specific terms of such Securities and any other information concerning the restrictions, elections and tax consequences with respect to such Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.

EXCHANGE, REGISTRATION AND TRANSFER

    Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If Securities of any series are issuable as both Registered Securities and Bearer Securities, the Bearer Securities of such series (with all unmatured coupons, except as provided below, and all matured coupons in default) will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If a Bearer Security with coupons appertaining thereto is surrendered in exchange for a Registered Security between a Regular Record Date or Special Record Date and the relevant date for payment of interest, such Bearer Security shall be surrendered without the coupon relating to such date for payment of interest. Interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms thereof and of the Indenture. Bearer Securities will not be issued in exchange for Registered Securities (unless otherwise specified in the applicable Prospectus Supplement and permitted by applicable rules and regulations). No service charge will be made for any transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. (Section 404)

    Securities may be presented for exchange as provided above, and Registered Securities (other than U.S. Book-Entry Securities (as defined under "Global Securities--Definitive Global Securities--U.S. BOOK-ENTRY SECURITIES" below)) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any additional transfer agent designated by the Company for such purpose with respect to any series of Securities and referred to in the applicable Prospectus Supplement. (Sections 404 and 1102) The Company has named the Trustee the Security Registrar under the Indenture. (Section 101) The Company may at any time designate, or rescind the designation of, the Security Registrar or any additional transfer agent or approve a change in the location through which the Security Registrar or any such transfer agent acts, except that, if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located in Europe. The Company may at any time designate additional transfer agents with respect to any series of Securities. (Section 1102)

    In the event of any redemption in part, the Company will not be required to:
(i) issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 Business Days before any selection of Securities of that series to be redeemed and ending at the close of business on (a) if Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (b) if Securities of the series are issuable only as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 404)

    For a discussion of restrictions on the exchange, registration and transfer of Global Securities, see "Global Securities" below.

PAYMENT AND PAYING AGENTS

    Payment of principal of, and premium and interest, if any, on, Registered Securities will be made in the designated currency or currency unit at the office of such Paying Agent or Paying Agents as the Company may designate from time to time. At the option of the Company payment of any interest on Registered Securities may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 406)

    Payment of principal of, and premium and interest, if any, on, Bearer Securities will be made in the designated currency or currency unit at the offices of such Paying Agents outside the United States as the Company may designate from time to time. On the applicable payment date therefor, payments of principal of, and premium, if any, on, Bearer Securities will be made against surrender of such Securities, and payment of interest on Bearer Securities with coupons appertaining thereto on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. (Sections 410 and 1102) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of, and premium and interest, if any, on, Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1102)

    Unless otherwise indicated in the applicable Prospectus Supplement, the Corporate Trust Office of the Trustee in The City of New York will be designated as the Company's Paying Agent for payments with respect to Securities that are issuable solely as Registered Securities and as the Company's Paying Agent in The City of New York for payments with respect to Securities (subject to the limitations described above in the case of Bearer Securities) that are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for Securities of a series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Securities of such series are listed on The London Stock Exchange Limited, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States, as the case may be, for the Securities of such series. (Section 1102)

    Unless otherwise indicated in the applicable Prospectus Supplement, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or Coupon shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or of such Security or Coupon) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, as the case may be, PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day at such Place of Payment. (Section 113)

    All moneys paid by the Company to a Paying Agent for the payment of principal of, and premium and interest, if any, on, any Security or coupon that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Security or coupon will thereafter look only to the Company for payment thereof. (Section 1103)

GLOBAL SECURITIES

    The Securities of a series may be issued in whole or in part as one or more Global Securities in either registered or bearer form and in either temporary or definitive form. The Global Security or Securities of a series will be deposited with, or on behalf of, a depositary located in the United States (a "U.S. Depositary") or a common depositary outside the United States ( a "Common Depositary") identified in the Prospectus Supplement relating to such series. All temporary or definitive Global Securities in bearer form will be deposited with a Common Depositary.

    The specific terms of the depositary arrangement with respect to any Securities of a series issued in global form will be described in the Prospectus Supplement relating to such series. The Company may treat a Person having a beneficial interest in a definitive Global Security as the Holder of such principal amount of Outstanding Securities represented by such definitive Global Security as shall be specified in a written statement of the Holder of such definitive Global Security, or, in the case of a definitive Global Security in bearer form, of Euroclear or CEDEL, which is delivered to the Trustee by such Person. (Section 411) None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 411) The Company anticipates that the following provisions will apply to all depositary arrangements with a U.S. Depositary or Common Depositary.

  TEMPORARY GLOBAL SECURITIES

    If so specified in the applicable Prospectus Supplement, all or any portion of the Securities of a series that are issuable as Bearer Securities initially will be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a Common Depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel Bank S.A. ("CEDEL") for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct). On and after the exchange date determined as provided in any such temporary Global Security and described in the applicable Prospectus Supplement, each such temporary Global Security will be exchangeable for definitive Securities in bearer form, registered form, definitive global bearer form or any combination thereof, as specified in the applicable Prospectus Supplement. No Bearer Security (including a Security in definitive global bearer form) delivered in exchange for a portion of a temporary Global Security will be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Sections 402 and 403)

    See the applicable Prospectus Supplement for a description of the requirements for certification of ownership by non-United States persons that will apply prior to (i) the issuance of a definitive Bearer Security or (ii) the payment of interest on an Interest Payment Date that occurs before the issuance of a definitive Bearer Security.

    As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

  DEFINITIVE GLOBAL SECURITIES

    BEARER SECURITIES. If any Securities of a series are issuable in definitive global bearer form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interest in any such definitive global Bearer Security may exchange such interests for Securities of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Security delivered in exchange for a portion of a definitive global Bearer Security will be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 404) Principal of, and premium and interest, if any, on, a definitive global Bearer Security will be payable in the manner described in the applicable Prospectus Supplement.

    U.S. BOOK-ENTRY SECURITIES. If Securities of a series are to be represented by a definitive global Registered Security to be deposited with or on behalf of a U.S. Depositary, such Securities ("U.S. Book-Entry Securities") will be represented by a definitive Global Security registered in the name of the U.S. Depositary or its nominee. Upon the issuance of a definitive Global Security registered in the name of the U.S. Depositary, the U.S. Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the U.S. Book-Entry Securities represented by such Global Security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents for the sale of such U.S. Book-Entry Securities or by the Company, if such Securities are offered and sold directly by the Company. Ownership of U.S. Book-Entry Securities will be limited to participants or persons that may hold interests through participants. Ownership of U.S. Book-Entry Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the U.S. Depositary or its nominee for the applicable definitive Global Security or by participants or persons that hold through participants. So long as the U.S. Depositary, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the U.S. Book-Entry Securities represented by such Global Security for all purposes under the Indenture. Payment of principal of, and premium and interest, if any, on, U.S. Book-Entry Securities will be made to the U.S. Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such U.S. Book-Entry Securities. Owners of U.S. Book-Entry Securities will not be entitled to have such Securities registered in their names in the Security Register, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to purchase or transfer U.S. Book-Entry Securities.

    The Company expects that the U.S. Depositary for U.S. Book-Entry Securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

COVENANTS

    LIMITATIONS ON LIENS. The Company will not, nor will it permit any Restricted Subsidiary to, incur, issue, assume, guarantee or suffer to exist any indebtedness for money borrowed or any bonds, debentures, notes or other similar evidences of indebtedness, whether or not for money borrowed, ("Debt") which are secured by any pledge of, or mortgage, security interest or other lien ("lien") on, any property or assets, whether now owned or hereafter acquired, of the Company or any Restricted Subsidiary, or any shares of stock or Debt of any Restricted Subsidiary, without effectively providing that the Securities (together with, if the Company so determines, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the Securities) shall be secured equally and ratably with (or prior to) such Debt, so long as such Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt of the Company and its Restricted Subsidiaries would not exceed 10% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that this restriction will not apply to: (1) liens on property of, or on any shares of stock or debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary; (2) liens on property, shares of stock or debt existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; (3) liens on physical property, shares of stock or debt subsequently acquired (or, in the case of property, constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within one year after such acquisition (or, in the case of property, the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or, in the case of property, the construction price) thereof;
(4) liens in favor of the Company or any Restricted Subsidiary; (5) liens in favor of the United States of America or any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute; (6) liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business; (7) liens to secure nonrecourse obligations in connection with the Company's or a Restricted Subsidiary's engaging in leveraged or single-investor lease transactions; and (8) any extension, renewal or replacement of the foregoing. (Section 1104)

    "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on the most recently prepared consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles, less (a) all current liabilities (due within one year) as shown on such balance sheet, (b) investments in and advances to subsidiaries of the Company other than Restricted Subsidiaries or other entities accounted for on the equity method of accounting, and (c) intangible assets. "Intangible assets" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and
(iv) unamortized debt discount and expense, less unamortized premium. (Section
101)

    "Restricted Subsidiary" means each subsidiary of the Company organized under the laws of any State of the United States or the District of Columbia. (Section
101)

    CONSOLIDATION, MERGER OR SALE OF ASSETS OF THE COMPANY. The Company shall not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless (1) the corporation formed by such consolidation or into which the Company is merged or the corporation which acquires its assets is a corporation all of the voting capital stock of which is owned by IBM or any successor thereto, is organized in the United States, and expressly assumes the due and punctual payment of the principal of, and premium and interest, if any, on, all the Securities and the performance of every covenant of the Indenture on the part of the Company and (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale is made shall succeed to, and be substituted for, the Company under the Indenture. (Sections 901 and 902)

    EVENT RISK. Except as set forth (x) under "The Company" with respect to the Support Agreement between IBM and the Company, pursuant to which, subject to certain exceptions, IBM agrees to maintain ownership of 100% of the voting capital stock of the Company and to cause the Company to have a tangible net worth of $1.00 as long as the Securities are outstanding, and (y) above under the heading "Covenants", the Indenture and Securities do not contain any covenants or other provisions designed to afford holders of the Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company.

EVENTS OF DEFAULT, NOTICE AND WAIVER

    The Indenture provides that, if an Event of Default specified therein with respect to any series of Securities shall have happened and be continuing, either the Trustee or the Holders of 25% in principal amount of the Outstanding Securities of such series may declare the principal of all the Securities of such series, together with accrued interest thereon, to be due and payable. (Section 602)

    Events of Default in respect of any series are defined in the Indenture as being: default for 30 days in payment of any interest installment when due, and default in payment of principal of, or premium, if any, on, Securities of such series when due either at their stated maturity, by declaration, when called for redemption or otherwise; default in the making of any sinking fund payment when due; default for 90 days after notice to the Company by the Trustee or by Holders of 25% in principal amount of the Outstanding Securities of such series in the performance of any covenant in the Indenture with respect to Securities of such series; and certain events of bankruptcy, insolvency and reorganization. No Event of Default with respect to a single series of indebtedness issued under the Indenture (and any supplemental indentures) constitutes an Event of Default with respect to any other series of indebtedness issued thereunder. (Section
601)

    The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to the Securities of any series, give to the Holders of the Securities of such series notice of all uncured and unwaived defaults known to it; PROVIDED that, except in the case of default in the payment of principal of, or premium or interest, if any, on, any of the Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of the Securities of such series. The term "default" for the purpose of this provision only means the happening of any of the Events of Default specified above, except that any grace period or notice requirement is eliminated. (Section 702)

    The Indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified by the Holders of the Securities before proceeding to exercise any right or power under the Indenture at the request of Holders of the Securities. (Section 703)

    The Indenture provides that the Holders of a majority in principal amount of the Outstanding Securities of any series may direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee in respect of such series. (Section
612)

    The Indenture includes a covenant that the Company will file annually with the Trustee a certificate of no default, or specifying any default that exists. (Section 1105)

    In certain cases, the Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Securities of such series waive any past default or Event of Default with respect to the Securities of such series or compliance with certain provisions of the Indenture, except, among other things, a default not theretofore cured in payment of the principal of, or premium or interest, if any, on, any of the Securities of such series. (Section 613)

MODIFICATION OF THE INDENTURE

    The Indenture provides that the Company and the Trustee thereunder may, without the consent of any Holders of Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of Securities or curing ambiguities or inconsistencies in the Indenture or making other provisions, provided such action shall not adversely affect the interests of the Holders of any series of Securities in any material respect. (Section 1001)

    The Indenture contains provisions permitting the Company, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all affected series (acting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of the Securities of such series, except that no such supplemental indenture may, without the consent of the Holders of all the Outstanding Securities affected thereby, among other things: (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of, any Security; (iii)reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof; (iv) change any Place of Payment where, or the currency, currencies or currency unit or units in which, any Security or any premium or interest thereon is payable; (v) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); (vi) affect adversely the terms, if any, of conversion of any Security into stock or other securities of the Company or of any other corporation; (vii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (viii)change any obligation of the Company, with respect to Outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or (ix) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of Outstanding Securities the consent of the Holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the Holders of a specified percentage of the aggregate principal amount of Outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby. (Section 1002)

WAIVER OF CERTAIN COVENANTS

    The Indenture provides that the Company may omit to comply with the restrictive covenants described above under "Covenants--LIMITATIONS ON LIENS" if the Holders of not less than a majority in principal amount of all series of Outstanding Securities affected thereby (acting as one class) waive compliance with such restrictive covenants. (Section 1106)

MEETINGS

    The Indenture contains provisions for convening meetings of the Holders of Securities of any series. (Section 1401) A meeting may be called at any time by the Trustee under the Indenture, and also, upon request, by the Company or the Holder of at least 10% in principal amount of the Outstanding Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1402) Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series will constitute a quorum at a meeting of Holders of Securities of such series, except that in the absence of a quorum, if the meeting was called by the Company or the Trustee, it will be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting will be further adjourned for a period of not less than 10 days. Except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above under "Modification of the Indenture", and subject to provisions described in the last sentence under this subheading, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; PROVIDED HOWEVER, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is equal to or less than a majority, in principal amount of Outstanding Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Securities of that series and the related coupons. With respect to any consent, waiver or other action which the Indenture expressly provides may be given by the Holders of a specified percentage of Outstanding Securities of all series affected thereby (acting as one class), only the principal amount of Outstanding Securities of any series represented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid and voting in favor of such action will be counted for purposes of calculating the aggregate principal amount of Outstanding Securities of all series affected thereby favoring such action. (Section 1404)

NOTICES

    Except as otherwise provided in the Indenture, notices to Holders of Bearer Securities will be given by publication at least once in a daily newspaper in New York City and in London and in such other city or cities as may be specified in such Bearer Securities and will be mailed to such Persons whose names and addresses were previously filed with the Trustee, within the time prescribed for the giving of such notice. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Section 106)

TITLE

    Title to any Bearer Securities and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security or related coupon and the registered owner of any Registered Security (including Registered Securities in global registered form) as the absolute owner thereof (whether or not such Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section
407)

REPLACEMENT OF SECURITIES AND COUPONS

    Any mutilated Security and any Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such mutilated Security or Security with a mutilated coupon to the Trustee. Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced (upon surrender to the Trustee of the Security with all appurtenant coupons not destroyed, stolen or lost) by issuance of a new Security in exchange for the Security to which such coupon appertains. In the case of a destroyed, lost or stolen Security or coupon an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Security or coupon before a replacement Security will be issued. (Section 405)

SATISFACTION AND DISCHARGE; DEFEASANCE

    At the request of the Company, the Indenture will cease to be in effect as to the Securities of any series (except for certain obligations of the Company to register the transfer or exchange of such Securities and related coupons, if any, and hold moneys for payment of such Securities and coupons in trust) when either (a) all such Securities and coupons have been delivered to the Trustee for cancelation, or (b) such Securities and coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and the Company has deposited with the Trustee, in trust, money, in the currency, currencies or currency unit or units in which such Securities are payable, in an amount sufficient to pay all the principal of, and premium and interest, if any, on, such Securities on the dates such payments are due in accordance with the terms of such Securities. (Section 501)

    Unless the applicable Prospectus Supplement provides otherwise, the Company at its option (a) will be deemed Discharged from any and all obligations in respect to the Securities of a series (except for certain obligations with respect to such Securities to register the transfer or exchange of Securities and related coupons, if any, replace stolen, lost or mutilated Securities and coupons, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants in the Indenture (including those described above under "Covenants--LIMITATIONS ON LIENS") with respect to such Securities, in each case after the Company deposits with the Trustee, in trust, money, or, in the case of Securities and coupons denominated in U.S. dollars, U.S. Government Obligations or, in the case of Securities and coupons denominated in a foreign currency, Foreign Government Securities, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency unit or units in which such Securities are payable all the principal of, and premium and interest, if any, on such Securities on the dates such payments are due in accordance with the terms of such Securities. Among the conditions to the Company's exercising any such option, the Company is required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of such Securities to recognize income, gain or loss for United States Federal income tax purposes and that the Holders will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised. (Section 503)

GOVERNING LAW

    The Indenture, the Securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

CONCERNING THE TRUSTEE

    The Company may from time to time maintain lines of credit, and have other customary banking relationships, with the Trustee under the Indenture.

                              PLAN OF DISTRIBUTION

    The Company may sell the Securities in any of three ways: (i) through underwriters; (ii) through agents; or (iii) directly to purchasers. The Prospectus Supplement with respect to each series of Securities will set forth the terms of the offering of the Securities of such series, including the name or names of any underwriters, the purchase price and the proceeds to the Company from such sale, and underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Securities of such series may be listed.

    If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Securities will be subject to certain conditions precedent and the underwriters will be obliged to purchase all the Securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be obligated to use its reasonable efforts to solicit offers to purchase Securities for the period of its appointment.

    As one of the means of direct issuance of the Securities, the Company may utilize an electronic auction of Securities to purchasers eligible to participate in such auctions, as such auctions may be described in the applicable Prospectus Supplement.

    If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

    Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

    Securities in bearer form are subject to U.S. tax law requirements and may be not offered, sold or delivered within the United States or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code and regulations thereunder.

    Each underwriter, dealer and agent participating in the distribution of any Securities that are issuable in bearer form will agree that, except as permitted by its agreement with the Company (or with another underwriter, pursuant to that underwriter's agreement with the Company) it will not offer, sell or deliver such Securities, (i) as part of their distribution at any time or (ii) otherwise until 40 days after the closing date for such Securities, within the United States or to, or for the account or benefit of, U.S. persons.

    Each series of Securities will be a new issue of securities with no established trading market. Any underwriters to whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities.

                                    EXPERTS

    The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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    No dealer, salesperson or other person has been authorized to give any information or to make any representations other than as contained in this Prospectus, Prospectus Supplement and any Pricing Supplement in connection with the offer contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or by any Agent. This Prospectus, Prospectus Supplement and any Pricing Supplement shall not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this Prospectus, Prospectus Supplement and such Pricing Supplement or an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus, Prospectus Supplement and any Pricing Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to such date.

                                ----------------

                               TABLE OF CONTENTS

                                                         Page
                                                       ---------

                     PROSPECTUS SUPPLEMENT
Description of the Notes.............................        S-2
Currency Risks.......................................       S-15
Certain United States Federal Income Tax
  Considerations.....................................       S-17
U.S. Holders.........................................       S-17
Non-U.S. Holders.....................................       S-23
Information Reporting and Backup Withholding.........       S-25
Plan of Distribution.................................       S-25
Legal Opinions.......................................       S-26

                           PROSPECTUS
Available Information................................          2
Documents Incorporated by Reference..................          2
The Company..........................................          3
Use of Proceeds......................................          3
Ratio of Earnings to Fixed Charges...................          3
Description of the Securities........................          4
Plan of Distribution.................................         14
Experts..............................................         15

                             IBM Credit Corporation

                                 $5,858,150,000
                               Medium-Term Notes

                             PROSPECTUS SUPPLEMENT

                           Credit Suisse First Boston

                              Goldman, Sachs & Co.

                                Lehman Brothers

                              Merrill Lynch & Co.

                           Morgan Stanley Dean Witter

                              Salomon Smith Barney

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